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Exhibit 99.1

         REVOCABLE PROXY
LUMPKIN COUNTY BANK

☒    PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF LUMPKIN COUNTY BANK

        The undersigned, being a stockholder of the common shares of Lumpkin County Bank (the "Bank"), acknowledges receipt of the notice of the special meeting of stockholders of the Bank to be held on August 18, 2004, and the within proxy statement, and appoints Jack Heard, the attorney of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned to the number of shares of common stock the undersigned would be entitled to vote if personally present at the special meeting of the Bank, as stated, and at any adjournment and adjournments thereof, and to vote all shares of common stock held by the undersigned and entitled to be voted upon the following matters (Management recommends a "For" vote on each item):

		For	Against	Abstain
1.	Approval of the Agreement and Plan of Reorganization, dated as of February 11, 2004, by and between GB&T Bancshares, Inc. ("GB&T") and the Bank, whereby the Bank will merge with and into a wholly-owned subsidiary of GB&T and shares of the Bank common stock will be converted into the right to receive shares of GB&T common stock as described in the proxy statement/prospectus dated July 20, 2004.	☐	☐	☐
2.	Other matters to come before the meeting.

        The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION IS MADE, THEY WILL BE VOTED IN FAVOR OF THE ABOVE ITEMS.

        Please sign exactly as your name appears on the stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.

        Please be sure to sign and date this Proxy in the box below. Detach above card, sign, date and mail in postage paid envelope provided.

Date

Shareholder sign above
Co-holder (if any) sign above
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED

LUMPKIN COUNTY BANK        PLEASE ACT PROMPTLY        SIGN, DATE & MAIL YOUR PROXY CARD

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  Exhibit 99.1